UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2011

XOMA LTD.
(Exact name of registrant as specified in its charter)

BERMUDA
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip code)
Registrant's telephone number, including area code	(510) 204-7200

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Compensatory Arrangements of Certain Officers.

Effective January 7, 2011, the Board of Directors of XOMA Ltd. (the “Company”), in consideration of the efforts of the Company’s employees, officers and directors in connection with its recently-announced development and commercialization collaboration with Les Laboratoires Servier, has granted share options under the Company’s 2010 Long Term Incentive and Share Award Plan (the “Plan”) to all employees, officers and directors of the Company.  The following sets forth the number of options so granted to each of the executive officers who were named in the Summary Compensation Table of the Company’s 2010 Proxy Statement: Steven B. Engle (Chairman of the Board, Chief Executive Officer and President) – 360,750 share options granted; Patrick J. Scannon, M.D., Ph.D. (Executive Vice President and Chief Medical Officer) – 90,560 share options granted; Fred Kurland (Vice President, Finance and Chief Financial Officer) – 91,000 share options granted; Christopher J. Margolin (Vice President, General Counsel and Secretary) – 89,470 share options granted; and Charles C. Wells (Vice President, Human Resources and Information Technology) – 46,140 share options granted.  All of the foregoing share options have a maximum term of 10 years and an exercise price of $5.8300 per share, and the share options granted to above-named individuals were granted subject to shareholder approval of an increase in the number of shares available under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2011

XOMA LTD. By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary